Investor Relations Contact	Press Contact
Shirley Stacy	Shannon Mangum Henderson
Align Technology, Inc.	Ethos Communication, Inc.
(408) 470-1150	(678) 540-9222
sstacy@aligntech.com	align@ethoscommunication.com

Align Technology Announces Second Quarter Fiscal 2008 Results

•	Record Q2 net revenues of $79.9 million increase 6.9 percent sequentially
•	Q2 GAAP net profit of $4.0 million, or $0.06 per diluted share
•	Case shipments of 54,870 increase 6.0 percent sequentially
•	Initiating cost-saving measures including a workforce reduction

SANTA CLARA, Calif., July 29, 2008 / — Align Technology, Inc. (Nasdaq: ALGN) today reported financial results for the second quarter of fiscal 2008, ended June 30, 2008.

Total net revenues for the second quarter of fiscal 2008 (Q2 08) were a record $79.9 million. This reflects a year-over-year increase of 4.3 percent compared to $76.6 million in the second quarter of 2007 (Q2 07). On a sequential basis, net revenues increased 6.9 percent from $74.8 million in the first quarter of 2008 (Q1 08). Q2 07 shipments included approximately four thousand cases and revenue of $5.2 million from the reduction in backlog and cycle times caused by the allocation of capacity to the Patients First Program during the fourth quarter of 2006 and the first quarter of 2007.

“I’m pleased with our solid performance in the second quarter despite an ever more challenging economic environment for our doctors and their patients,” said Thomas M. Prescott, president and CEO of Align Technology. “During the second quarter, we continued to execute on our strategic initiatives including today’s launch of Invisalign Teen following the successful pilot of the product.”

Net profit for Q2 08 was $4.0 million, or $0.06 per diluted share. This is compared to net profit of $13.6 million, or $0.19 per diluted share in Q2 07, and net profit of $5.3 million, or $0.07 per diluted share in Q1 08. Stock-based compensation expense included in Q2 08 net profit was $4.8 million, compared to $2.9 million in Q2 07, and $4.0 million in Q1 08.

The Company also announced measures to reduce operating expenses.

Align Technology Inc. 881 Martin Avenue Santa Clara, CA 95050 Tel: (408) 470-1000 Fax: (408) 470-1201

Align Technology, Inc. Q2 Fiscal 2008 Earnings Release

Prescott said, “As consumer spending has continued to soften, so has our outlook for revenue growth. As a result, we’re reducing overall company spending and slowing headcount growth while preserving the important investments in strategic priorities. Unfortunately, valued employees will be affected, and those are decisions that the management team and I do not take lightly. These actions are only the first steps in actively reducing our cost structure and moving towards a financial model with greater operating leverage.”

The cost-saving measures include: a reduction in full time headcount of 38, slowing headcount growth for the remainder of 2008, and cuts in discretionary spending. These actions will reduce expenses in the second half of 2008 by approximately $5 million to $6 million. In addition, the company is implementing a phased consolidation of its order acquisition operations in Santa Clara, California into its existing operations in Juarez, Mexico by the end of 2008. Upon completion, 29 positions in Santa Clara will be eliminated, resulting in annualized cost savings of approximately $1.0 to $1.5 million in 2009. As part of these actions, Align will record a restructuring charge estimated to be approximately $2.6 million in the second half of fiscal 2008, of which approximately $2.2 million will be realized in Q3 08. At the end of Q2 08, Align had a regular employee base of approximately 1,400 worldwide.

Q2 08 Operating Results

Key GAAP Operating Results	Q2 08	Q1 08	Q2 07
Gross Margin	74.7%	73.8%	73.6%
Operating Expense	$55.8M	$50.5M	$42.9M
Operating Margin	4.8%	6.2%	17.6%
Net Profit	$4.0M	$5.3M	$13.6M
Earnings Per Diluted Share (EPS)	$0.06	$0.07	$0.19

Liquidity and Capital Resources

As of June 30, 2008, Align had $110.1 million in cash, cash equivalents, and short term marketable securities compared to $127.9 million as of December 31, 2007. During Q2 08, Align purchased 2.2 million shares at an average price of $12.65 per share for a total of $27.7 million. There remains $22.3 million under the Company’s existing stock repurchase authorization.

Key Business Metrics

The following table highlights business metrics for Align’s second quarter of 2008. Additional historical information is available on the Company’s website at http://investor.aligntech.com.

Revenue by Channel:	Q2 08	Q2’08/Q1’08 % Change	Q2’08/Q2’07 % Change (a)
U.S. Orthodontists	$23.3M	2.1%	(6.7)%
U.S. GP Dentists	$36.6M	5.2%	0.6%
International	$16.4M	15.8%	41.3%
Training and Other	$3.6M	20.2%	(1.1)%
Total Revenue	$79.9M	6.9%	4.3%

Align Technology, Inc. Q2 Fiscal 2008 Earnings Release

Average Selling Price (ASP):	Q2 08	Q2’08/Q1’08 % Change	Q2’08/Q2’07 % Change
Total Worldwide Blended ASP	$1,390	0.7%	4.5%
Total Worldwide ASP excluding Invisalign Express	$1,500	(0.7)%	4.9%
U.S. Orthodontists Blended ASP	$1,290	(0.8)%	4.9%
U.S. GP Dentists Blended ASP	$1,340	0.0%	2.3%
International	$1,700	0.0%	4.3%

Number of Cases Shipped:	Q2 08	Q2’08/Q1’08 % Change	Q2’08/Q2’07 % Change (a)
U.S. Orthodontists – Full Invisalign	14,830	2.3%	(11.9)%
U.S. Orthodontists – Invisalign Express	3,250	5.2%	(3.6)%
U.S. GP Dentists – Full Invisalign	22,140	5.9%	(2.7)%
U.S. GP Dentists – Invisalign Express	4,970	0.4%	1.2%
International– Full Invisalign	9,520	16.1%	35.4%
International– Invisalign Express	160	23.1%	45.5%
Total Cases Shipped	54,870	6.0%	(0.3)%

Number of Doctors Cases were Shipped to:	Q2 08
U.S. Orthodontists	3,730
U.S. GP Dentists	11,030
International	2,910
Total Doctors Cases were Shipped to Worldwide	17,670

Number of Doctors Trained Worldwide:	Q2 08	Cumulative
U.S. Orthodontists	100	8,510
U.S. GP Dentists	1,630	30,260
International	600	13,340
Total Doctors Trained Worldwide	2,330	52,110

Multiple Case Doctors (Cumulative as of):	Q2 08
U.S. Orthodontists	90.5%
U.S. GP Dentists	86.6%
International	77.2%

Doctors Starting Invisalign Treatment (Cumulative as of):	Q2 08
U.S. Orthodontists	6,920
U.S. GP Dentists	23,820
International	7,390
Total Doctors Starting Invisalign Treatment	38,130

Doctor Utilization Rates*:	Q2 08	Q1 08	Q2 07(a)
U.S. Orthodontists	4.9	4.8	5.3
U.S. GP Dentists	2.5	2.4	2.7
International	3.3	3.2	3.1
Total Utilization Rate	3.1	3.1	3.4

* Utilization = # of cases/# of doctors to whom cases were shipped
(a) Q2 07 shipments included approximately four thousand cases and revenue of $5.2 million from the reduction in backlog and cycle times caused by the allocation of capacity to the Patients First Program during the fourth quarter of 2006 and the first quarter of 2007

Align Technology, Inc. Q2 Fiscal 2008 Earnings Release

Business Outlook

For the third quarter of fiscal 2008 (Q3 08), Align Technology expects net revenues to be in a range of $74 million to $76 million. GAAP earnings per diluted share for Q3 08 is expected to be in a range of $0.01 to $0.03. Non-GAAP earnings per diluted share for Q3 08 is expected to be in a range of $0.04 to $0.06. Stock-based stock compensation expense for Q3 08 is expected to be approximately $4.7 million.

For fiscal 2008, Align Technology expects net revenues to be in a range of $309 million to $314 million. The increase in deferred revenue for fiscal 2008 is expected to be in the range of $5 million to $8 million primarily associated with new products, which will be recognized in future periods, bringing the Company’s total deferred revenue balance at the end of 2008 to a range of $17 million to $20 million. GAAP earnings per diluted share for fiscal 2008 is expected to be in a range of $0.26 to $0.30. Non-GAAP earnings per diluted share for fiscal 2008 is expected to be in a range of $0.29 to $0.33. Stock-based compensation expense for fiscal 2008 is expected to be approximately $17.9 million.

A more comprehensive business outlook is available following the financial tables of this release.

Invisalign Teen

In a separate announcement today Align also announced a new addition to its Invisalign product family: Invisalign Teen for non-adult, comprehensive orthodontic treatment. For more information, please see Align's press release titled, " Align Technology Targets Mainstream Orthodontics Market with Invisalign Teen."

Align Web Cast and Conference Call

Align Technology will host a conference call today, July 29, 2008 at 4:30 p.m. ET, 1:30 p.m. PT, to review its second quarter fiscal 2008 results, discuss future operating trends and business outlook. The conference call will also be web cast live via the Internet. To access the web cast, go to the “Events & Presentations” section under Company Information on Align Technology’s Investor Relations web site at http://investor.aligntech.com. To access the conference call, please dial 201-689-8341 approximately fifteen minutes prior to the start of the call. If you are unable to listen to the call, an archived web cast will be available beginning approximately one hour after the call's conclusion and will remain available for approximately 12 months. Additionally, a telephonic replay of the call can be accessed by dialing 877-660-6853 with account number 292 followed by # and conference number 289687 followed by #. The replay must be accessed from international locations by dialing 201-612-7415 and using the same account and conference numbers referenced above. The telephonic replay will be available through 4:30 p.m. ET on August 12, 2008.

About Align Technology, Inc.

Align Technology designs, manufactures and markets Invisalign, a proprietary method for treating malocclusion, or the misalignment of teeth. Invisalign corrects malocclusion using a series of clear, nearly invisible, removable appliances that gently move teeth to a desired final position. Because it does not rely on the use of metal or ceramic brackets and wires, Invisalign significantly reduces the aesthetic and other limitations associated with braces. Invisalign is appropriate for treating adults and older teens. Align Technology was founded in March 1997 and received FDA clearance to market Invisalign in 1998.

To learn more about Invisalign or to find a certified Invisalign doctor in your area, please visit www.invisalign.com or call 1-800-INVISIBLE.

Align Technology, Inc. Q2 Fiscal 2008 Earnings Release

About non-GAAP Financial Measures

To supplement our business outlook, we use the following non-GAAP financial measures: non-GAAP operating expenses, net profit (loss), earnings (loss) per share, which excludes the restructuring charge. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. For more information on these non-GAAP financial measures, please see the tables captioned “Business Outlook Summary” included at the end of this release.

We use these non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. Our management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our “core operating performance”. Management believes that “core operating performance” represents Align’s performance in the ordinary, ongoing and customary course of its operations. Accordingly, management excludes from “core operating performance” certain expenses and expenditures that may not be indicative of our operating performance including discrete cash charges that are infrequent or one-time in nature. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting and analyzing future periods. These non-GAAP financial measures also facilitate management's internal evaluation of period-to-period comparisons. We believe these non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision making and (2) they are provided to and used by our institutional investors and the analyst community to facilitate comparisons with prior and subsequent reporting periods.

Forward-Looking Statement

This news release, including the tables below, contains forward-looking statements, including statements regarding Align's anticipated amount of cost savings due to the cost-saving measures, the expected amount of and timing of the charges to be incurred in connection with these measures and Align’s anticipated financial results and certain business metrics for the third quarter and full year of 2008, including anticipated revenue and deferred revenue, gross profit, gross margin, operating expense, net profit, earnings per share, percentage of revenue by channel, case shipments and average selling prices. Forward-looking statements contained in this news release and the tables below relating to expectations about future events or results are based upon information available to Align as of the date hereof. Readers are cautioned that these forward-looking statements are only predictions and are subject to risks, uncertainties and assumptions that are difficult to predict. As a result, actual results may differ materially and adversely from those expressed in any forward-looking statement. Factors that might cause such a difference include, but are not limited to, failure to achieve the expected cost savings, including a delay in the implementation of the relocation of order acquisition to Mexico and greater than anticipated costs resulting from the relocation, changes in the size of the expected restructuring charge, the possibility that the development and release of new products does not proceed in accordance with the anticipated timeline, the possibility that the market for the sale of these new products may not develop as expected, the risks relating to Align's ability to sustain or increase profitability or revenue growth in future periods while controlling expenses, continued customer demand for Invisalign and new products, changes in consumer spending habits as a result of, among other tings, prevailing economic conditions, levels of employment, salaries and wages and consumer confidence, the timing of case submissions from our doctors within a quarter, acceptance of Invisalign by consumers and dental professionals, Align's third party manufacturing processes and personnel, foreign operational, political and other risks relating to Align's international manufacturing operations, Align's ability to protect its intellectual property rights, competition from manufacturers of traditional braces and new competitors, Align's ability to develop and successfully introduce new products and product enhancements, and the loss of key personnel. These and other risks are detailed from time to time in Align's periodic reports filed with the Securities and Exchange Commission, including, but not limited to, its Annual Report on Form 10-K for the fiscal year ended December 31, 2007, which was filed with the Securities and Exchange Commission on February 26, 2008. Align undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

Align Technology, Inc. Q2 Fiscal 2008 Earnings Release

ALIGN TECHNOLOGY, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30, 2008	June 30, 2007	June 30, 2008	June 30, 2007

Net revenues	$79,902	$76,603	$154,678	$140,364

Cost of revenues	20,243	20,247	39,851	37,776

Gross profit	59,659	56,356	114,827	102,588

Operating expenses:
Sales and marketing	32,464	24,353	60,523	47,503
General and administrative	16,322	11,880	31,510	24,065
Research and development	7,001	6,675	14,296	12,368
Patients First Program	-	-	-	(1,796)

Total operating expenses	55,787	42,908	106,329	82,140

Profit from operations	3,872	13,448	8,498	20,448

Interest and other income, net	443	680	1,409	1,135

Profit before income taxes	4,315	14,128	9,907	21,583

Provision for income taxes	(285)	(510)	(573)	(987)

Net profit	$4,030	$13,618	$9,334	$20,596

Net profit per share
- basic	$0.06	$0.20	$0.14	$0.31
- diluted	$0.06	$0.19	$0.13	$0.29

Shares used in computing net profit per share
- basic	68,581	66,696	68,817	66,068
- diluted	69,916	71,207	70,478	70,346

Align Technology, Inc. Q2 Fiscal 2008 Earnings Release

ALIGN TECHNOLOGY, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	June 30, 2008	December 31, 2007
ASSETS

Current assets:
Cash and cash equivalents	$64,339	$89,140
Marketable securities, short-term	45,723	38,771
Accounts receivable, net	51,173	44,850
Inventories, net	3,017	2,910
Other current assets	10,132	8,846
Total current assets	174,384	184,517

Property and equipment, net	29,525	25,320
Goodwill and intangible assets, net	9,675	11,093
Other long-term assets	3,585	1,831

Total assets	$217,169	$222,761

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$8,965	$9,222
Accrued liabilities	34,708	39,875
Deferred revenues	14,144	12,362
Total current liabilities	57,817	61,459

Other long term liabilities	133	148

Total liabilities	57,950	61,607

Total stockholders' equity	159,219	161,154

Total liabilities and stockholders' equity	$217,169	$222,761

Align Technology, Inc. Q2 Fiscal 2008 Earnings Release

ALIGN TECHNOLOGY, INC.
BUSINESS OUTLOOK SUMMARY
(unaudited)

The outlook figures provided below and elsewhere in this press release are approximate in nature since Align’s business outlook is difficult to predict. Align’s future performance involves numerous risks and uncertainties and the company’s results could differ materially from the outlook provided. Some of the factors that could affect Align’s future financial performance and business outlook are set forth under “Forward-Looking Information” above in this press release. This outlook excludes the effects of any stock repurchases.

Financials (including reconciliation of GAAP to non-GAAP financial measures):
(in millions, except per share amounts and percentages)

	Q3 2008				FY 2008

	GAAP	Adjustment	(a)	Non-GAAP	FY 2008	Adjustment	(a)	Non-GAAP

Net Revenue	$74.0 - $76.0			$74.0 - $76.0	$309.0 - $314.0			$309.0 - $314.0

Gross Margin	73.6% - 74.4%			73.6% - 74.4%	73.7% - 74.2%			73.7% - 74.2%

Operating Expenses	$53.7 - $55.2	$2.2	(a)	$51.5 - $53.0	$210.8 - $213.8	$2.6	(a)	$208.2 - $211.2

Net Profit %	1% - 2%	3%		4% - 5%	6% - 7%	1%		7% - 8%

Net Profit per Diluted Share	$0.01 - $0.03	$0.03		$0.04 - $0.06	$0.26 - $0.30	$0.03		$0.29 - $0.33

Stock Based Compensation Expense:
Cost of Revenues	$0.4			$0.4	$1.7			$1.7
Operating Expenses	$4.3			$4.3	$16.2			$16.2
Total Stock Based Compensation Expense	$4.7			$4.7	$17.9			$17.9

Increase in Deferred Revenue					$5.0 - $8.0			$5.0 - $8.0

Total Deferred Revenue Balance					$17.0 - $20.0			$17.0 - $20.0

(a) Restructuring charges

Business Metrics:

	Q3 2008	FY 2008
Case Shipments	51.0K - 53.0K	213.0K - 216.5K
Cash	$116M - $120M	$130M - $135M
DSO	~57 days	~57 days
Capex	$3.0M - $5.0M	$14.0M - $18.0M
Depreciation & Amortization	$2.0M - $3.0M	$13.0M - $14.0M
Diluted Shares Outstanding	70.0M	70.0M